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                                                                  Exhibit 23(a)


                          CONSENT OF INDEPENDENT ACCOUNTANTS










We consent to the incorporation by reference in this Registration Statement of DiversiFax, Inc. and Subsidiaries on Form S-3 relating to the registration of 2,331,030 shares of common stock, of our report dated March 7, 1997, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc. and Subsidiaries for the year ended November 30, 1996, and the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.



                              /s/ Hoberman, Miller Goldstein & Lesser, P.C.
                             ----------------------------------------------
                               HOBERMAN, MILLER, GOLDSTEIN & LESSER, P.C.



December 4, 1997